EXHIBIT 99.2


                      [OREGON STEEL MILLS, INC. LETTERHEAD
                                                              March 10, 2004

JAMES E. DECLUSIN
1000 S.W. Broadway, Suite 2200
Portland, Oregon  97205

Dear Jim:


As an inducement to you accepting the position of President and Chief Executive Officer of Oregon Steel Mills, Inc. ("COMPANY"), the Company agreed to grant you 40,000 shares of Company common stock ("SHARES") in accordance with the terms of your Employment Agreement dated August 1, 2003. The Shares will be issued as follows:


------------------------------------- ------------------------------------------
REGISTRATION                          The Shares will be registered on a
AND LISTING OF SHARES:                Form S-8 registration statement (to the
                                      extent available to the Company) and an
                                      application for listing of the Shares will
                                      be filed with the New York Stock Exchange.
------------------------------------- ------------------------------------------
ISSUANCE OF SHARES:                   The Shares will be issued within 10 days
                                      after registration of the Shares with the
                                      SEC on a Form S-8 registration statement.
------------------------------------- ------------------------------------------
FORFEITURE AND ESCROW:                If you are not employed by the Company on
                                      August 1, 2004 then you will forfeit
                                      20,000 of the Shares ("RESTRICTED
                                      SHARES").

                                      The Company will hold the stock
                                      certificate representing the Restricted
                                      Shares in escrow until August 1, 2004 and reserves the right to place a restrictive legend on the certificate representing the Restricted Shares. You will not be allowed to transfer or encumber the Restricted Shares in any way until after August 1, 2004.

                                      Upon issuance of the Shares, you agree to
                                      deliver a stock power in blank to the
                                      Company with respect to the Restricted
                                      Shares so that the Company may cancel the
                                      Restricted Shares if you are not employed
                                      by the Company on August 1, 2004.
------------------------------------- ------------------------------------------


INCOME AND                            The Company will withhold from your salary
EMPLOYMENT TAXES:                     your share of all employment taxes with
                                      respect to the Shares and pay the
                                      Company's share of employment taxes. The
                                      Company will withhold certain income taxes
                                      from your salary relating to the Shares
                                      but you are responsible for any income
                                      taxes relating to the Shares.
------------------------------------- ------------------------------------------


Nothing in this letter confers upon you any right to continue your employment relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company's right to terminate that relationship at any time, for any reason, subject to the terms of your Employment Agreement dated August 1, 2003.



                                      Sincerely,

                                      /s/ William Swindells
                                      --------------------------------
                                     William Swindells, Chairman of the Board